Exhibit 99.1

Argon ST, Inc. Explores Strategic Alternatives

FAIRFAX, Va.--(BUSINESS WIRE)--January 12, 2010--Argon ST, Inc. (NASDAQ: STST), a leading systems engineering, development and services company providing full-service C5ISR (command, control, communications, computers, combat systems, intelligence, surveillance and reconnaissance) systems and services to a wide range of defense and intelligence customers, today announced that the Company is considering strategic alternatives, including acquisitions, mergers, sale of the Company or other transactions. In this regard, the Company has retained Stone Key Partners of Greenwich, CT. The Company’s Board of Directors may also determine that none of these alternatives are appropriate at this time. The Company does not intend to disclose developments regarding the consideration of strategic alternatives unless and until the Company’s Board of Directors has approved a specific transaction.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets.

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. These statements may contain words such as “expects”, “could”, “believes”, “estimates”, “intends”, “may”, “envisions”, “targets” or other similar words. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward-looking statements are subject to numerous risks and uncertainties, including without limitation the risks and uncertainties identified in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2009). Some of these specific risks, although not all, are: general economic, business and political conditions nationally and internationally, including federal budgetary priorities; the market for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, and policies; the number, length and type of contracts and task orders awarded to the Company by its commercial and governmental customers; difficulties in developing and producing operationally advanced technology systems; the cost and availability of office and laboratory space; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including personnel with appropriate security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for information technology products and services; availability of cash or capital; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

CONTACT:
Argon ST, Inc.
Investor Contact:
Aaron Daniels, 703-995-5610
ir@argonst.com
or
Media Contact:
Lori Hughes, 703-995-5610
media@argonst.com